Exhibit 4.5

AMENDMENT NO. 3 TO WARRANT

To Purchase Common Stock of

Sotherly Hotels Inc.

THIS AMENDMENT NO. 3 (this “Amendment”) to the Warrant dated as of April 18, 2011 (as amended by an Amendment to Warrant dated as of December 21, 2011 and by an Amendment No. 2 to Warrant dated as of July 10, 2012 (“Amendment No. 2”), the “Warrant”) issued by Sotherly Hotels Inc., a Maryland corporation formerly known as MHI Hospitality Corporation (the “Company”), to Essex Illiquid, LLC and Richmond Hill Capital Partners, LP as the Initial Holders identified on Schedule 1 to the Warrant, is made and entered into by the Company, and agreed and acknowledged by such Initial Holders, as of October 23, 2013 (the “Amendment Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Warrant.

WHEREAS, the Company and the Initial Holders desire, for their mutual convenience and benefit, to amend further the Warrant on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Article I of the Warrant is hereby amended:

(a)	by restating the definition of “Company” therein in its entirety as follows:

“‘Company’ means Sotherly Hotels Inc., a Maryland corporation, and any successor corporation.”

(b)	by restating the definition of “Warrant” therein in its entirety as follows:

“‘Warrant’ means the warrant dated as of the Closing Date issued to the Initial Holders, as amended as of December 21, 2011, as of July 10, 2012 and as of October 23, 2013, and as further amended or restated from time to time, and all warrants issued upon the partial exercise, transfer or division of or in substitution for any Warrant.”

2. Section 3.2 of the Warrant is hereby amended by deleting and restating the first sentence thereof as follows:

“The Initial Holders may not offer, sell, assign, hypothecate, pledge or otherwise transfer this Warrant during the period ending on April 18, 2015 (the ‘Holding Period’) without the prior written consent of the Company, which consent may be granted or withheld in its sole and absolute discretion; provided, that for the avoidance of doubt, such restriction shall not apply to the offer, sale, assignment, hypothecation, pledge or transfer of any Common Stock received by any Initial Holder upon the exercise of this Warrant during the Holding Period, subject to, in each case, applicable securities laws.”

3. Section 7.7 of the Warrant is hereby deleted and shall be of no further force or effect.

4. Schedule 1 to the Warrant is hereby deleted and replaced in its entirety by Schedule 1 to this Amendment.

5. This Amendment shall be deemed to be incorporated into the Warrant and made a part thereof. All references to the Warrant in any other document shall be deemed to be references to the Warrant as modified by this Amendment. Except as specifically amended or modified herein, the Warrant shall continue in full force and effect and shall be enforceable in accordance with each of the terms thereof. To the extent that the terms of this Amendment conflict with the terms of the Warrant, the terms of this Amendment shall be deemed to govern.

6. This Amendment may be executed simultaneously in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed will be deemed an original, but all of which taken together will constitute one and the same instrument.

7. This Amendment will be governed by, and construed in accordance with, the laws of the state of New York applicable to contracts executed in and to be performed entirely within such jurisdiction, without reference to conflicts of laws provisions.

8. This Amendment may not be amended, modified or waived except by an instrument in writing signed on behalf of each of the parties hereto.

[Signature page follows.]

IN WITNESS WHEREOF, the Company, intending to be legally bound, has executed this Amendment effective as of the Amendment Date.

SOTHERLY HOTELS INC.

By:	/s/ David R. Folsom
	Name:	David R. Folsom
	Title:	President and Chief Operating Officer

Attest:

/s/ Robert E. Kirkland IV
Name:	Robert E. Kirkland IV
Title:	Compliance Officer

AGREED AND ACKNOWLEDGED BY THE INITIAL HOLDERS

ESSEX ILLIQUID, LLC

By:	Richmond Hill Investments, LLC,
its Investment Manager

By:	/s/ Ryan P. Taylor
	Name:	Ryan P. Taylor
	Title:	Managing Director and Authorized Signatory

RICHMOND HILL CAPITAL PARTNERS, LP

By:	Richmond Hill Investment Co., LP,
its Investment Manager

By:	/s/ Ryan P. Taylor
	Name:	Ryan P. Taylor
	Title:	Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 3 TO WARRANT

Schedule 1

INITIAL HOLDERS

Initial Holder	Number of Shares
Essex Illiquid, LLC	920,000
Richmond Hill Capital Partners, LP	80,000

Total	1,000,000